Exhibit 10.2
COLOR KINETICS INCORPORATED
2005 DIRECTORS’ DEFERRED
COMPENSATION PLAN
ARTICLE I
GENERAL
     1.1 Establishment of Plan. Color Kinetics Incorporated (the “Company”) hereby establishes the Color Kinetics Incorporated 2005 Directors’ Deferred Compensation Plan (the “Plan”), effective as of July 27, 2005, to allow each member of the Company’s Board of Directors who is not also an officer or employee of the Company to defer receipt of all or a portion of the cash compensation payable to him or her as a director of the Company until his or her separation from service as a director or, subject to requirements set forth in Section 3.1, such other date as may be specified by him or her.
     1.2 No Right to Corporate Assets. This Plan is unfunded and the Company will not be required to set aside, segregate, or deposit any funds or assets of any kind to meet its obligations hereunder. Nothing in this Plan will give a Participant, a Participant’s beneficiary or any other person any equity or other interest in the assets of the Company, or create a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. Any rights that a Participant, beneficiary or other person may have under this plan will be solely those of a general unsecured creditor of the Company.
     1.3 Limitation on Rights Created by Plan. Nothing in this Plan will give a Participant any right to continue as a director of the Company.
     1.4 Nonalienation of Benefits. The rights and benefits of a Participant in this Plan are personal to the Participant. No interest, right or claim under this Plan and no distribution therefrom will be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, anticipation, garnishment, attachment, execution or levy, except by designation of beneficiaries as provided in Section 3.6.
     1.5 Binding Effect of Plan. This Plan will be binding upon and inure to the benefit of Participants and designated beneficiaries and their heirs, executors and administrators, and to the benefit of the Company and its assigns and successors in interest.
     1.6 Administration. This Plan will be administered by the Chief Financial Officer of the Company or other officer designated by the Board of Directors (the “Administrator”) who will have sole responsibility for its interpretation.
     1.7 Interpretation. This plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.

ARTICLE II
DEFERRAL OF COMPENSATION
     2.1 Deferral Agreement. Any member of the Board of Directors of the Company who is not an officer or employee of the Company or its subsidiaries (an “outside director”) is eligible to participate in this Plan. An outside director may participate in the Plan by executing and filing with the Plan Administrator an agreement before September 30 of any year prior to the calendar year in which such agreement will take effect authorizing the Company to defer all or a portion of his or her compensation as director (the “deferral agreement”). Notwithstanding the foregoing, with respect to the 2005 year during which the Plan is first established, each outside director may participate in the Plan by filing a deferral agreement within thirty (30) days after the effective date of the Plan. Such election shall apply only with respect to compensation to be earned for services rendered subsequent to the election.
     A deferral agreement will remain in effect for each succeeding calendar year unless the Participant files a written revocation or superseding deferral agreement with the Administrator on or before September 30 of the preceding year. A deferral agreement for any particular year is irrevocable after the last day of the immediately preceding calendar year.
     2.2 Amount of Deferral. Each Participant may elect in his or her deferral agreement to defer a percentage of the total cash compensation payable to the Participant as an outside director of the Company and eligible for deferral under Section 2.1.
     2.3 Deferral Account. For bookkeeping purposes only, the Administrator will establish and maintain an account (the “deferral account”) for each Participant which documents the compensation deferred by the Participant, earnings credited to the account and payments from the account. The deferral account will consist of a subaccount for amounts earning interest, which will be denominated on a dollar basis (the “cash account”), and a subaccount for amounts invested in hypothetical shares of Company common stock, $0.01 par value, which will be denominated on a share basis (the “stock account”).
     2.4 Cash Account. By the tenth business day of each calendar quarter, the Administrator will credit to the Participant’s cash account an amount equal to the amount of compensation otherwise payable to the Participant in the current calendar quarter and which the Participant had elected to defer and invest in the cash account pursuant to Section 2.1. As of the last day of each calendar year, the Administrator will credit interest on the balance in the cash account on that date at the rate paid on one-year Treasury bills hypothetically purchased on the first day of such calendar year. For a Participant receiving installment payments, interest will be credited on the balance from time to time remaining in the cash account until the account has been completely paid.
     2.5 Stock Account. By the tenth business day of each calendar quarter, the Administrator will credit to the Participant’s stock account a number of units representing shares of common stock equal to the amount of compensation otherwise payable to the Participant, which the Participant has elected to defer pursuant to Section 2.1 and to invest in common stock, divided by the applicable stock price for such common stock. The applicable stock price shall mean the closing price for such common stock on the first business day of the quarter as reported by the Nasdaq National Market or, if not then traded on the Nasdaq National Market, as reported by a system or organization selected by the Administrator. As of the date of payment of any cash dividend on shares of common stock, the Administrator will credit to the stock account a number of units representing shares of the common stock equal to (i) the cash dividend per share times the number of units representing shares credited to the stock account as of the dividend record date divided by (ii) the closing price for such shares of common stock on the date of payment of the dividend. As of the date of payment of any stock dividend on shares of common stock, the Administrator will credit to the stock account a number of units representing shares equal to the stock dividend declared times the number of units representing shares of common stock upon which such dividend was declared credited to the stock account as of the dividend record date. In the event of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares or similar change affecting the common stock, appropriate adjustment will be made in the number and/or kind of units representing shares credited to the stock account. The stock account is maintained for bookkeeping purposes only. Prior to distribution to a Participant under Section 3.3 or 3.4, units representing shares credited to the stock account are not considered actual shares of common stock of the Company for any purpose and a Participant will have no rights as a stockholder with respect to such shares. Units representing shares will include fractional units computed to three decimal places.
     2.6 Shares Subject to the Plan. The aggregate number of shares of common stock which have been reserved for issuance under this Plan is 75,000. In the event of any stock dividend, split-up, combination or reclassification of shares, recapitalization or similar capital change relating to the common stock, the maximum aggregate number and kind of shares or securities of the Company that may be issued under the Plan shall be appropriately adjusted by the Company’s Board of Directors (whose determination shall be conclusive).
ARTICLE III
PAYMENT OF DEFERRED COMPENSATION
     3.1 Commencement of Payment. Each Participant will elect in his or her deferral agreement to have payments commence in the calendar year following his or her separation from service as a director or such other calendar year as may be specified; provided, however, that if a Participant elects to have payments commence in a calendar year other than the calendar year following his or her separation from service as a director, the earliest calendar year that a Participant may elect to have payments commence shall be the third calendar year following the calendar year during which the deferrals are withheld from the Participant’s compensation. For example, a Participant who has elected to have deferrals withheld from the Participant’s 2005 compensation may not specify a payment commencement date earlier than 2008. Such election shall be irrevocable.
     3.2 Election of Form of Payment. Each Participant will elect in his or her deferral agreement to have his or her deferral account paid in either a lump sum or in annual installments for a period specified by the Participant, which period may not exceed five years.

     3.3 Lump Sum Payments. A Participant who elects to have his or her deferral account paid in a lump sum will receive the lump sum payment on or before March 1 of the year specified in the deferral agreement for commencement of payment. The lump sum payment will consist of (i) cash in the amount credited to his or her cash account, and (ii) subject to Section 3.5, the number of shares of common stock equal to the number of units representing shares credited to his or her stock account; provided, however, that no fractional shares will be issued under the Plan and the number of shares issued will be rounded down to the nearest full share.
     3.4 Installment Payments. A Participant who elects to have his or her deferral account paid in annual installments will receive an installment payment on or before March 1 of each year that installments are due commencing with the year specified in his or her deferral agreement. Each installment payment will consist of (i) cash in the amount credited to his or her cash account on the date of payment divided by the number of annual installments remaining to be paid, and (ii) subject to Section 3.5, the number of shares of common stock equal to the number of units representing shares credited to his or her stock account divided by the number of annual installments remaining to be paid; provided, however, that no fractional shares will be issued under the Plan and the number of units representing shares issued will be rounded down to the nearest full share.
     3.5 Limitation on Stock Distributions. If a Participant would receive any payment from his or her stock account in excess of the number of shares remaining under the Plan, such Participant shall receive cash in an amount equal to a number of units representing shares of common stock in his or her stock account times the closing price for such common stock as of the trading day preceding the date of distribution as is necessary to avoid exceeding such remaining number. If more than one Participant is in that situation, the Administrator will determine allocations among Participants.
     3.6 Beneficiaries. A Participant may designate in his or her deferral agreement a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon his or her death. A Participant may elect to have payments to beneficiaries paid in a lump sum or in annual installments for a period not to exceed five years. At any time, and from time to time, a Participant may change or revoke his or her designation of beneficiary without the consent of any beneficiary. Any such designation, change or revocation must be made in writing and filed with the Administrator. If the Participant designates more than one beneficiary, any payments to beneficiaries will be made in equal percentages unless the Participant designates otherwise. Any portion of a Participant’s deferral account that is not disposed of by designation of beneficiary upon the Participant’s death will be paid to his or her estate.
     3.7 Payments on Death. If a Participant dies before full payment of his or her deferral account, the Company will make payments to the Participant’s designated beneficiary or beneficiaries, or to his or her estate, of the amount remaining in the deceased Participant’s deferral account. Such payments will be in the form designated by the Participant and will commence on the tenth business day of the calendar year following the death of the Participant (or as soon thereafter as practicable) and, in the case of annual installments, will be paid on or before March 1 of each succeeding year.

     3.8 Hardship Distributions from Accounts. The Administrator may, in his or her discretion, distribute a portion or all of a Participant’s cash account in case of an unforeseeable financial emergency. “Unforeseeable financial emergency” shall mean a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse, or a dependent of the Participant, (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising out of events beyond the control of the Participant. The distribution shall not exceed the lesser of (i) the Participant’s cash account, or (ii) the amounts necessary to satisfy the unforeseeable financial emergency and to pay taxes reasonably anticipated as a result of such distribution. Said determination by the Administrator shall take into account the extent to which such financial hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets, to the extent that the liquidation of assets would not itself cause severe financial hardship. If a request for a hardship distribution is approved by the Administrator, any distribution shall be made within thirty (30) days of the date of approval. Hardship distributions are not permitted from a Participant’s stock account.
ARTICLE IV
AMENDMENT AND TERMINATION
     4.1 Amendment. The Company may, without the consent of any Participant, beneficiary or other person, amend the Plan at any time and from time to time; provided, however, that no amendment will reduce the amount credited prior to such amendment to the deferral account of any Participant.
     4.2 Termination. The Company may terminate the Plan at any time. Upon termination of the plan, payments from a Participant’s deferral account shall be made in the manner and at the time prescribed in Article III.

COLOR KINETICS INCORPORATED
2005 DIRECTORS’ DEFERRED
COMPENSATION PLAN
Deferral Agreement
The undersigned, an outside director of Color Kinetics Incorporated eligible to participate in the Color Kinetics Incorporated Directors’ Deferred Compensation Plan (the “Plan”), hereby elects as follows with respect to any director fees hereafter earned by the undersigned, subject to the acknowledgment and agreement of the Plan’s Administrator:
Part I — Deferral Election
I elect to defer:
                    % of all amounts that would otherwise be compensation payments, or
$                  (but not more than 100% of such payments)
Part II — Distribution
All amounts deferred hereunder will be paid (or commence to be paid) in [select one]
                         The calendar year following the calendar year in which the undersigned ceases to serve as a director of the Company; or
                          Calendar year                      (see Section 3.1 of the Plan)
All amounts deferred hereunder will be paid either:
                          In a single lump sum, or
                           In annual installments over                      (not more than five) years
The undersigned acknowledges that he/she has received a copy of the Plan and that the elections made by this Form are subject in all respects to the terms of the Plan. Without limiting the foregoing, the undersigned acknowledges that amounts deferred hereunder represent an unfunded and unsecured obligation of Color Kinetics Incorporated; that the undersigned’s right to any such deferred amounts are those of a general creditor and are nontransferable except at death; that nothing herein or in the Plan obligates Color Kinetics Incorporated to establish a trust or otherwise to set aside any assets to satisfy its obligations hereunder; and that neither the elections set forth herein nor the beneficiary designation set forth below shall take effect unless accepted by the Administrator (as that term is defined in the Plan). The undersigned hereby further acknowledges that the deferral election set forth above applies only to fees earned after the date hereof and will continue to apply for all future periods unless revoked or modified prior to the beginning of the calendar year in which such revocation or modification is to take effect.

Signature
Date:
Beneficiary Designation
The above Participant in the Plan, revoking any and all prior beneficiary designations under the Plan, hereby designates the following person or persons as beneficiary(ies) to receive any and all amounts (whenever deferred) that are payable to the undersigned under the Plan and that remain unpaid at the death of the undersigned:

Name:

Address:

Signature
Date:
* * * * * * * * * * * * * *
The foregoing Plan elections and beneficiary designation are hereby accepted and agreed to:

Administrator
Date: